Exhibit 99.1

Prospectus Summary – Recent Developments – Fourth Quarter Financial Results

Revenues for the quarter ended December 31, 2006 were $61.2 million. Of this amount, $58.7 million were aircraft lease rental revenues and $2.5 million was interest income on our debt investments. Fourth quarter aircraft lease rental revenues of $58.7 million included a full quarter of revenue earned on the 65 aircraft owned as of September 30, 2006 and a partial quarter of revenue on the four aircraft purchased during the fourth quarter.